UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 7, 2006

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CSC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Stewart Avenue Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

        On April 7, 2006, the Board of Directors of Cablevision Systems Corporation (“Cablevision”) declared a special cash dividend of $10.00 per share on each outstanding share of its NY Group Class A Stock and NY Group Class B Stock. The dividend will be payable on April 24, 2006 to holders of record at the close of business on April 18, 2006. Because of the magnitude of the special cash dividend, the New York Stock Exchange has determined that the ex-dividend date will be April 25, 2006, the business day following the payment date for the special cash dividend. Shareholders of record on the April 18, 2006 record date who subsequently sell their shares of common stock prior to the April 25, 2006 ex-dividend date will also be selling their right to receive the special cash dividend. Shareholders are encouraged to consult with their financial advisors regarding the specific implications of the deferral of the ex-dividend date.

        For U.S. federal income tax purposes, Cablevision expects that the special dividend should qualify as a tax-free return of capital to shareholders to the extent of each shareholder’s basis in Cablevision’s common stock, determined on a per share basis, with any excess generally being treated as a capital gain. Such anticipated tax treatment is based upon Cablevision’s estimate of a deficit in current and accumulated earnings and profits through the end of 2006. As a result, such tax treatment is subject to change. Shareholders are encouraged to consult with their own tax and financial advisors regarding the implications of this special dividend on their individual tax position. For additional information see Cablevision’s website at www.cablevision.com.

        The dividend will be paid from the proceeds of a distribution of approximately $3.0 billion from Cablevision’s wholly-owned subsidiary, CSC Holdings, Inc. that was approved by the Board of Directors of CSC Holdings on April 7, 2006. The CSC Holdings distribution will be funded from the proceeds of a term loan financing under its credit agreement which closed on March 29, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated: April 7, 2006

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC. (Registrant)
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated: April 7, 2006